Exhibit 99.1

ORIC® Pharmaceuticals Reports First Quarter 2025 Financial Results and Operational Updates

Announced focused registrational clinical development plans for lead programs, extended cash runway, and accelerated/augmented corporate milestones

Presented preclinical data supporting potential best-in-class profile of ORIC-944 in combination with AR inhibitors to treat prostate cancer at the 2025 AACR Annual Meeting

Announced clinical trial collaboration and supply agreement with Johnson & Johnson to evaluate ORIC-114 in combination with subcutaneous amivantamab for the first-line treatment of NSCLC patients with EGFR exon 20 insertion mutations

Expects to report five data readouts across ORIC-944 and ORIC-114 clinical programs over the next 15 months, with potential initiation of registrational trials for both programs in 2026

Cash and investments of approximately $224 million expected to fund operating plan into 2027

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 5, 2025 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended March 31, 2025.

“In the first quarter, we made significant progress across our pipeline, announced focused registrational development plans for our two lead programs, extended our cash runway, and accelerated key corporate milestones,” stated Jacob M. Chacko, M.D., president and chief executive officer. “Looking ahead, we expect to share multiple clinical data updates across both programs over the next fifteen months. We remain on track to initiate the first Phase 3 trial of ORIC-944 in mCRPC in the first half of 2026, with registrational development of ORIC-114 in first-line NSCLC expected to begin later that year.”

First Quarter 2025 and Other Recent Highlights

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Reported encouraging early safety and efficacy data in ongoing dose escalation trial for ORIC-944 in combination with apalutamide in patients with metastatic castration resistant prostate cancer (mCRPC).
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Presented preclinical ORIC-944 data demonstrating synergistic activity and improved progression-free survival (PFS) when combined with androgen receptor pathway inhibitors (ARPIs) in models of prostate cancer at the 2025 AACR Annual Meeting.
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Announced updated program milestones and development plans to initiate first Phase 3 registrational trial for ORIC-944 in mCRPC in 1H 2026.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Announced a clinical trial collaboration and supply agreement with Johnson & Johnson and initiated a trial to evaluate ORIC-114 in combination with subcutaneous (SC) amivantamab for the 1L treatment of patients with non-small cell lung cancer (NSCLC) harboring EGFR exon 20 insertion mutations.
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Announced updated program milestones and registrational development plans to focus ORIC-114 in 1L NSCLC and plans to initiate first Phase 3 trial in 2026.

Corporate Highlights:

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Extended projected cash runway into 2027 (from previous guidance of late 2026), and accelerated/augmented corporate milestones, based upon favorable enrollment and focused registrational clinical development plans for two lead programs.

Anticipated Program Milestones:

ORIC anticipates the following upcoming milestones:

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ORIC-944 (mCRPC):
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1H 2025: Combination dose escalation data with AR inhibitors(s)
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2H 2025: Updated combination dose escalation data with AR inhibitors(s)
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4Q 2025 / 1Q 2026: Combination dose optimization data with AR inhibitor(s)
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ORIC-114 (NSCLC):
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2H 2025: 1L EGFR exon 20, 2L EGFR exon 20, 2L+ HER2 exon 20 and 2L+ EGFR atypical data
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Mid-2026: 1L EGFR exon 20 combination with SC amivantamab and 1L EGFR atypical data

First Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $223.8 million as of March 31, 2025, which is expected to fund the current operating plan into 2027.

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R&D Expenses: Research and development (R&D) expenses were $24.6 million for the three months ended March 31, 2025, compared to $22.0 million for the three months ended March 31, 2024, an increase of $2.7 million. The increase was due to a net increase in external expenses related to the advancement of product candidates, as well as higher personnel costs, including additional non-cash stock-based compensation.

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G&A Expenses: General and administrative (G&A) expenses were $8.1 million for the three months ended March 31, 2025, compared to $7.0 million for the three months ended March 31, 2024, an increase of $1.0 million. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) ORIC-114, a brain penetrant inhibitor that selectively targets EGFR exon 20, HER2 exon 20 and EGFR atypical mutations, being developed across multiple genetically defined cancers. Beyond these two product candidates, ORIC® is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-944 and ORIC-114; the potential of ORIC-944 and ORIC-114; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; advantages of ORIC-944 in preclinical models, including synergies with ARPIs and improved PFS; the development plans and timelines for ORIC-944, ORIC-114 and ORIC’s other programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational trials; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2025, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$203,723	$255,960
Prepaid expenses and other current assets	7,710	6,290
Total current assets	211,433	262,250

Long-term investments	20,039	—
Property and equipment, net	3,021	2,924
Other assets	8,365	8,968
Total assets	$242,858	$274,142

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,160	$1,548
Accrued liabilities	12,457	23,298
Total current liabilities	17,617	24,846

Other long-term liabilities	5,503	6,174
Total liabilities	23,120	31,020

Total stockholders' equity	219,738	243,122
Total liabilities and stockholders' equity	$242,858	$274,142

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$24,640	$21,960
General and administrative	8,078	7,030
Total operating expenses	32,718	28,990
Loss from operations	(32,718)	(28,990)

Other income, net	2,697	3,979
Net loss	$(30,021)	$(25,011)
Other comprehensive loss:
Unrealized loss on investments	(170)	(420)
Comprehensive loss	$(30,191)	$(25,431)
Net loss per share, basic and diluted	$(0.42)	$(0.37)
Weighted-average shares outstanding, basic and diluted	71,040,580	67,349,551